Exhibit 99.1

NEUROMETRIX ANNOUNCES ONE-FOR-SIX REVERSE STOCK SPLIT

Shares of Common Stock Will Begin Trading on a Split-Adjusted Basis on September 2, 2011

WALTHAM, Mass.- September 1, 2011-NeuroMetrix, Inc. (Nasdaq: NURO), a science-based health care company improving patient care through neurotechnology, today announced the effectiveness of a one-for-six reverse stock split of its common stock.  The reverse stock split, which was previously approved by the Company’s shareholders at the 2011 Annual Meeting of Stockholders held on May 16, 2011, was approved by the Company’s Board of Directors on August 30, 2011.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market.  As a result of the reverse stock split, every six shares of the Company’s common stock issued and outstanding prior to the opening of trading on September 2, 2011 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.0001.  No fractional shares will be issued as a result of the reverse stock split.  Shareholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof.

Trading of the Company’s common stock on the NASDAQ Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Friday, September 2, 2011, under new CUSIP number 641255203.  Shares of the Company’s common stock will trade under the symbol “NUROD” for a period of 20 trading days, to designate that it is trading on a post-reverse split basis.  The common shares will resume trading under the symbol “NURO” after that 20-day period.  Immediately subsequent to the reverse stock split, there will be approximately 3,900,000 of the Company’s common shares issued and outstanding.

The Company has retained its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as its exchange agent for the reverse split.  AST will provide shareholders of record as of the effective date a letter of transmittal providing instructions for the exchange of their certificates.  Shareholders owning shares via a broker or other nominee will have their positions automatically  adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

For more information regarding the Company’s reverse stock split, please refer to the proxy statement filed by the Company with the Securities and Exchange Commission on Schedule 14A on April 6, 2011.

About NeuroMetrix

NeuroMetrix is a science-based health care company improving patient care through neurotechnology. The company develops and markets innovative products for the detection, diagnosis, and monitoring of peripheral nerve disorders such as those associated with diabetes and carpal tunnel syndrome.  For more information, please visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions, or strategies regarding future developments and their potential effects on the Company. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. While the Company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated. The forward-looking statements contained in this press release include, but are not limited to, those relating to the price of the Company’s common stock on the NASDAQ Capital Market, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in NeuroMetrix’s most recent Annual Report on Form 10-K as well as other documents that may be filed by NeuroMetrix from time to time with the Securities and Exchange Commission. NeuroMetrix is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com